  Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal Second Quarter 2025 Financial and Operating Results

Second Quarter Financial Highlights Include:
Gross margin of 60.4% compared to 59.1% in the prior year
Adjusted Calculated Billings of $107.9 million compared to $103.8 million in the prior year
Adjusted EBITDA of $13.0 million compared to $8.8 million in the prior year
Revenue Retention Rate of 90% compared to 88% in the prior year

LAS VEGAS, July 31, 2025 – Rimini Street, Inc., (the “Company”) (Nasdaq: RMNI), a global provider of end-to-end enterprise software support and innovation solutions, and the leading third-party support provider for Oracle, SAP and VMware software, today announced results for the fiscal second quarter ended June 30, 2025.

Select Second Quarter 2025 Financial Results
•Revenue was $104.1 million for the 2025 second quarter, an increase of 1.0% compared to $103.1 million for the same period last year.
•U.S. revenue was $49.2 million for the 2025 second quarter, a decrease of 4.5% compared to $51.5 million for the same period last year.
•International revenue was $55.0 million for the 2025 second quarter, an increase of 6.4% compared to $51.7 million for the same period last year.
•Subscription revenue was $98.5 million, which accounted for 94.6% of total revenue for the 2025 second quarter, compared to subscription revenue of $99.9 million, which accounted for 96.8% of total revenue for the same period last year.
•Annualized Recurring Revenue was $394.1 million for the 2025 second quarter, a decrease of 1.3% compared to $399.4 million for the same period last year.
•Active Clients as of June 30, 2025 were 3,060, an increase of 1.8% compared to 3,007 Active Clients as of June 30, 2024.
•Revenue Retention Rate was 90% for the trailing twelve months ended June 30, 2025 and 88% for the comparable period ended June 30, 2024.
•Calculated Billings was $110.6 million for the 2025 second quarter, a decrease of 0.9% compared to $111.6 million for the same period last year.
•Adjusted Calculated Billings, which excludes PeopleSoft calculated billings, was $107.9 million for the 2025 second quarter, an increase of 3.9% compared to $103.8 million for the same period last year.
•Gross margin was 60.4% for the 2025 second quarter compared to 59.1% for the same period last year.
•Operating income was $41.2 million for the 2025 second quarter compared to an operating loss of $0.8 million for the same period last year.
•Non-GAAP Operating Income was $10.9 million for the 2025 second quarter compared to $6.4 million for the same period last year.
•Net income was $30.3 million for the 2025 second quarter compared to a net loss of $1.1 million for the same period last year.
•Non-GAAP Net loss was $0.1 million for the 2025 second quarter compared to a non-GAAP net income of $6.1 million for the same period last year.
•Adjusted EBITDA for the 2025 second quarter was $13.0 million compared to $8.8 million for the same period last year.
•Basic and diluted earnings per share attributable to common stockholders was $0.33 and $0.32, respectively, for the 2025 second quarter compared to a basic and diluted loss per share of $(0.01) for the same period last year.
•Cash and cash equivalents were $101.3 million at June 30, 2025 compared to $134.2 million at June 30, 2024.

Rimini Street Announces Fiscal Second Quarter 2025 Financial and Operating Results	page 2

•On July 9, 2025, related to a settlement agreement with Oracle Corporation, we received approximately $37.9 million of the approximately $58.7 million in attorneys’ fees and costs we paid to Oracle in late 2024.
•On July 15, 2025, we repaid the remaining $10 million outstanding of our revolving line of credit, reducing our indebtedness under our credit facility to $71.3 million.

Select Second Quarter 2025 Operating Results
•Announced representative new clients that switched to, or existing clients that expanded their agreements with, Rimini Street, including the following:
◦OSG Corporation, a global leader in the precision manufacturing of cutting tools, rolling dies and machine parts, extends Support for Oracle EBS systems through 2029, helping them achieve an 8% reduction in their IT operating costs, freeing up resources to fund its factory automation initiatives.
◦University of Melbourne’s Mobile Learning Unit selected Rimini Manage and Rimini Consult for Salesforce as its strategy to bring stability and enhancement to its eLearning platform.
•Announced a partnership with Merlin Cyber, a leading federal government licensing and public sector technology enablement company, working with Rimini Street to expand our capability to help more federal, state and local government agencies cut their operating costs, get better service and extend the life of their current enterprise software products.
•Announced a partnership with Dayforce to provide Rimini Manage for Dayforce’s leading HR, time management and payroll solution across 160 countries.
•Announced the extension of all SAP ECC 6.0 and S/4/HANA releases through 2040, which will help clients keep their systems running smoothly, stay in full tax and legal compliance and re-allocate IT budget savings to self-fund new technologies like enterprise AI, workflow and task automation.
•Appointed Vijay Kumar as EVP and Chief Operating Officer, whose experience includes building and scaling go-to-market, post-sales, services and product organizations, with expertise that spans enterprise software, SaaS, product management, professional services and global support across B2B, B2C and AI platforms, and who recently served as SVP for Genesys Cloud, with prior leadership roles with HP Software, Kony Inc. and Vignette.
•Appointed Joe Locandro as EVP and Chief Information Officer to lead global IT operations and enterprise systems strategy, and to drive technology innovation initiatives, whose experience includes his prior tenure as CIO of Fletcher Building and executive roles with BP, Cathay Pacific, CLP, Emirates, Energy Australia and Village Roadshow.
•Closed over 6,800 support cases and delivered over 4,000 tax, legal and regulatory updates to clients across 21 countries, while achieving an average client satisfaction rating on the Company’s support delivery and onboarding services of 4.9 out of 5.0 (where 5.0 is rated excellent).

Subsequent Events
As disclosed in our Current Report on Form 8-K filed on July 9, 2025 and further discussed in our Quarterly Report on Form 10-Q filed today, July 31, 2025, with the U.S. Securities and Exchange Commission, on July 7, 2025, the Company and its President, Chief Executive Officer and Chairman of the Board, Seth A. Ravin, entered into a confidential settlement agreement (the “Settlement Agreement”) with Oracle Corporation and certain of its affiliates (collectively, “Oracle”) (and all signatories, collectively, the “Parties”). If all Parties complete their agreed upon responsibilities, the Settlement Agreement will allow for the final resolution and ultimate dismissal of U.S. Federal Court Case Number 2:14-cv-01699-MMD-DJA.

Business Outlook
We plan to reinitiate guidance at our Analyst Day, which we expect to announce for the fourth quarter with more details coming soon.

Webcast and Conference Call Information
Rimini Street will host a conference call and webcast to discuss the second quarter 2025 results and select third quarter 2025 performance-to-date metrics at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time on July 31, 2025. A live webcast of the event will be available on Rimini Street’s Investor Relations site at Rimini Street IR events link and directly via the webcast link. Dial-in participants can access the conference call by dialing 1-800-836-8184. A replay of the webcast will be available for one year following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP.

Rimini Street Announces Fiscal Second Quarter 2025 Financial and Operating Results	page 3

Reconciliations of the non-GAAP financial measures included in this press release and described below to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures, why we believe they are meaningful and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI), a Russell 2000® Company, is a global provider of end-to-end enterprise software support and innovation solutions and the leading third-party support provider for Oracle, SAP and VMware software. The Company offers a comprehensive portfolio of unified solutions to run, manage, support, customize, configure, connect, protect, monitor, and optimize enterprise application, database, and technology software. The Company has signed thousands of contracts with Fortune Global 100, Fortune 500, midmarket, public sector and government organizations who selected Rimini Street as their trusted, proven mission-critical enterprise software solutions provider, achieving better operational outcomes and realizing billions of US dollars in savings used to fund AI and other innovation investments.

To learn more, please visit www.riministreet.com, and connect with Rimini Street on X, Facebook, Instagram, and LinkedIn.

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “currently,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “goal,” “potential,” “predict,” “project,” “seem,” “seek,” “should,” “will,” “would” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, litigation, agreements and Court orders involving Oracle, the wind down of support services for Oracle’s PeopleSoft software products and the impact on future period revenue and costs incurred related to these efforts; changes in the business environment in which Rimini Street operates, including the impact of macro-economic trends, geopolitical tensions and changes in foreign exchange rates, as well as general financial, economic, regulatory and political conditions affecting the industry in which we operate and the industries in which our clients operate; the evolution of the enterprise software management and support landscape and our ability to attract and retain clients and further penetrate our client base; significant competition in the software support services industry and our intentions with respect to our pricing model; customer adoption of our expanded portfolio of products and services and products and services we expect to introduce; our expectations regarding new product offerings, partnerships and alliance programs, including but not limited to our partnership with ServiceNow; our ability to grow our revenue and accurately forecast revenue, along with the results of any efforts to manage costs to align with revenue expectations and expansion of our offerings; the expected impact of reductions in our workforce during the last and current fiscal year and associated reorganization costs; estimates of our total addressable market and expectations of client savings relative to use of other providers; variability of timing in our sales cycle; risks relating to retention rates, including our ability to accurately predict retention rates; the loss of one or more members of our management team; our ability to attract and retain additional qualified personnel; our business plan and ability to grow in the future and our ability to achieve and maintain profitability; the volatility of our stock price; our need and ability to raise equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth initiatives; risks associated with global operations; our ability to prevent unauthorized access to our information technology systems and other cybersecurity threats; any deficiencies associated with generative artificial intelligence (AI) technologies potentially used by us or by our third-party vendors and service providers; our ability to protect the confidential information of our employees and clients and to comply with privacy regulations; our ability to maintain an effective system of internal control over financial reporting; our ability to maintain, protect and enhance our brand and intellectual property; changes in laws and regulations, including changes in tax laws or unfavorable outcomes of tax positions we take; tariff costs (including tariff relief or the ability to mitigate tariffs, in light of new or increased tariffs imposed by the United States government and the potential for retaliatory trade measures by affected countries); a failure by us to establish adequate tax reserves; adverse developments in and costs associated with defending pending litigation or any new litigation; our ability to realize benefits from our net operating losses; any negative impact of environmental, social and governance matters on our reputation or business and the exposure of our business to additional costs or risks from our reporting on such matters; our ability to maintain our good standing with the United States government and international governments and capture new contracts with governmental entities; our credit facility’s ongoing debt service obligations and financial and operational covenants on our business and related interest rate risk; the sufficiency of our cash and cash equivalents to meet our liquidity requirements; the amount and timing of repurchases, if any, under our stock repurchase program and our ability to enhance

Rimini Street Announces Fiscal Second Quarter 2025 Financial and Operating Results	page 4

stockholder value through such program; uncertainty as to the long-term value of Rimini Street’s equity securities; catastrophic events that disrupt our business or that of our clients; and those discussed under the heading “Risk Factors” in Rimini Street’s Quarterly Report on Form 10-Q filed on July 31, 2025, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the U.S. Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

# # #

© 2025 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal Second Quarter 2025 Financial and Operating Results	page 5

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	June 30, 2025	December 31, 2024
Current assets:
Cash and cash equivalents	$101,284	$88,792
Restricted cash	1,203	430
Accounts receivable, net of allowance of $669 and $653, respectively	101,640	130,784
Deferred contract costs, current	16,493	17,076
Prepaid expenses and other	61,506	19,194
Total current assets	282,126	256,276
Long-term assets:
Property and equipment, net of accumulated depreciation and amortization of $22,507 and $21,305, respectively	10,872	9,891
Operating lease right-of-use assets	21,282	7,161
Deferred contract costs, noncurrent	20,305	22,084
Deposits and other	5,138	5,068
Deferred income taxes, net	57,774	68,583
Total assets	$397,497	$369,063
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$3,093	$3,093
Accounts payable	6,085	5,275
Accrued compensation, benefits and commissions	33,273	33,586
Other accrued liabilities	18,687	20,688
Operating lease liabilities, current	4,281	3,967
Deferred revenue, current	241,376	257,983
Total current liabilities	306,795	324,592
Long-term liabilities:
Long-term debt, net of current maturities	75,638	82,187
Deferred revenue, noncurrent	21,569	23,214
Operating lease liabilities, noncurrent	20,558	7,064
Other long-term liabilities	1,972	1,451
Total liabilities	426,532	438,508
Stockholders' deficit:
Preferred Stock, $0.0001 par value per share. Authorized 99,820 shares (excluding 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 92,504 and 91,120 shares, respectively	9	9
Additional paid-in capital	183,117	177,533
Accumulated other comprehensive loss	(6,171)	(7,389)
Accumulated deficit	(204,874)	(238,482)
Treasury stock	(1,116)	(1,116)
Total stockholders' deficit	(29,035)	(69,445)
Total liabilities and stockholders' deficit	$397,497	$369,063

Rimini Street Announces Fiscal Second Quarter 2025 Financial and Operating Results	page 6

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue	$104,114	$103,123	$208,318	$209,868
Cost of revenue	41,261	42,180	81,931	85,095
Gross profit	62,853	60,943	126,387	124,773
Operating expenses:
Sales and marketing	38,020	37,377	72,275	76,518
General and administrative	16,845	19,531	34,376	37,933
Reorganization costs	722	3,208	1,184	3,208
Litigation costs and related recoveries:
Litigation settlement	(36,196)	—	(36,196)	—
Professional fees and other costs of litigation	2,264	1,602	4,189	4,527
Litigation costs and related recoveries, net	(33,932)	1,602	(32,007)	4,527
Total operating expenses	21,655	61,718	75,828	122,186
Operating income (loss)	41,198	(775)	50,559	2,587
Non-operating income and (expenses):
Interest expense	(1,629)	(1,483)	(3,304)	(2,824)
Other income (expenses), net	1,232	1,492	1,155	2,457
Income (loss) before income taxes	40,801	(766)	48,410	2,220
Income taxes	(10,543)	(382)	(14,802)	(2,051)
Net income (loss)	$30,258	$(1,148)	$33,608	$169

Net income (loss) per share attributable to common stockholders:
Basic	$0.33	$(0.01)	$0.37	$—
Diluted	$0.32	$(0.01)	$0.36	$—
Weighted average number of shares of Common Stock outstanding:
Basic	92,127	90,495	91,686	90,125
Diluted	94,120	90,495	93,752	90,822

Rimini Street Announces Fiscal Second Quarter 2025 Financial and Operating Results	page 7

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Non-GAAP operating income reconciliation:
Operating income (loss)	$41,198	$(775)	$50,559	$2,587
Non-GAAP adjustments:
Litigation costs and related recoveries, net	(33,932)	1,602	(32,007)	4,527
Stock-based compensation expense	2,873	2,405	5,575	4,963
Reorganization costs	722	3,208	1,184	3,208
Non-GAAP operating income	$10,861	$6,440	$25,311	$15,285
Non-GAAP net income reconciliation:
Net income (loss)	$30,258	$(1,148)	$33,608	$169
Non-GAAP adjustments:
Litigation costs and related recoveries, net	(33,932)	1,602	(32,007)	4,527
Stock-based compensation expense	2,873	2,405	5,575	4,963
Reorganization costs	722	3,208	1,184	3,208
Non-GAAP net income (loss)	$(79)	$6,067	$8,360	$12,867
Non-GAAP Adjusted EBITDA reconciliation:
Net income (loss)	$30,258	$(1,148)	$33,608	$169
Non-GAAP adjustments:
Interest expense	1,629	1,483	3,304	2,824
Income taxes	10,543	382	14,802	2,051
Depreciation and amortization expense	858	860	1,789	1,733
EBITDA	43,288	1,577	53,503	6,777
Non-GAAP adjustments:
Litigation costs and related recoveries, net	(33,932)	1,602	(32,007)	4,527
Stock-based compensation expense	2,873	2,405	5,575	4,963
Reorganization costs	722	3,208	1,184	3,208
Adjusted EBITDA	$12,951	$8,792	$28,255	$19,475
Calculated Billings:
Revenue	$104,114	$103,123	$208,318	$209,868
Deferred revenue, current and noncurrent, end of the period	262,945	262,793	262,945	262,793
Deferred revenue, current and noncurrent, beginning of the period	256,423	254,306	281,197	286,974
Change in deferred revenue	6,522	8,487	(18,252)	(24,181)
Calculated billings	110,636	111,610	190,066	185,687
Less PeopleSoft calculated billings	(2,724)	(7,763)	(7,150)	(14,448)
Adjusted calculated billings	$107,912	$103,847	$182,916	$171,239

Rimini Street Announces Fiscal Second Quarter 2025 Financial and Operating Results	page 8

About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Recurring Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, EBITDA, Adjusted EBITDA, Calculated Billings and Adjusted Calculated Billings. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Calculated Billings represents the change in deferred revenue for the current period plus revenue for the current period.

Adjusted Calculated Billings is calculated billings adjusted to exclude the calculated billings associated with PeopleSoft services.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annualized Recurring Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annualized Recurring Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income (loss) adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs. The exclusions are discussed in further detail below.

Non-GAAP Net Income is net income (loss) adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs. These exclusions are discussed in further detail below.

Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated litigation settlement, insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our

Rimini Street Announces Fiscal Second Quarter 2025 Financial and Operating Results	page 9

stockholders and to achieve long-term employee retention. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions in any particular period.

Reorganization Costs: The costs consist primarily of severance costs associated with the Company's reorganization plan.

EBITDA is net income (loss) adjusted to exclude: interest expense, income taxes, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and reorganization costs, as discussed above.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media Relations Contact
Janet Ravin
Rimini Street, Inc.
+1 702 285-3532
pr@riministreet.com